Exhibit 99.1

Contacts:
	Semitool, Inc.	Pfeiffer High Investor Relations, Inc.
	Larry Viano, Chief Financial Officer	Geoff High
	406.752.2107	303.393.7044
	lviano@semitool.com	www.pfeifferhigh.com

Semitool Records $71.7 Million in Fourth Quarter Bookings,
Orders up 120% from 2009 Third Quarter

Asia-based Customers Generate Nearly 63% of Fourth Quarter Orders

KALISPELL, MT. – October 6, 2009 – Semitool, Inc. (NASDAQ: SMTL) today announced fourth quarter bookings of $71.7 million.  Bookings volume was more than double the company’s fiscal third quarter orders of $32.6 million and nearly three times its second quarter bookings of $24.6 million.  It also represented the largest sequential bookings increase since Semitool went public in1995.

“The investments we have made in our Asian organizations have led to a substantial expansion of our market share in the region,” said Larry Murphy, president and chief operating officer.  “Approximately 63% of our fourth quarter bookings came from Asia-based customers.  The success of our Asian market strategy has significantly elevated our potential sales ceiling as we approach the next capital spending cycle.”

Management now expects fiscal fourth quarter revenue of between $46 million and $47 million, up from a previous revenue forecast of between $40 million and $42 million.

Semitool intends to report consolidated fourth quarter financial results after the market closes on November 5, 2009.  Details related to the company’s fourth quarter conference call and webcast will be presented in a subsequent news release.

About Semitool, Inc.
Semitool, a leading manufacturer of wafer processing equipment for the semiconductor industry, designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company's primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; and surface preparation systems for cleaning, stripping and etching silicon wafers. The company's equipment is used in semiconductor fabrication front-end and back-end processes, including wafer-level packaging and through-silicon via.  The Company’s products also are used in solar cell (PV) production applications.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company's stock trades on Nasdaq under the symbol SMTL. For more information, please visit the company's website at www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.

Safe Harbor Statement
The matters discussed in this news release include forward-looking statements, including statements related to the success of our Asian market strategy elevating our potential sales ceiling in Asia as we approach the next capital spending cycle. In addition, the bookings information and revised guidance on revenue provided above will be supplemented by comprehensive consolidated financial results for the fourth quarter of fiscal year 2009 in a news release and conference call expected to occur on November 5, 2009. The forward-looking statements contained herein are based on management’s assumptions, estimates and projections as of the date hereof and are subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and our Quarterly Reports on Form 10-Q filed thereafter.  In addition, bookings are not necessarily an indication of revenue in any future financial period.  Many factors can adversely affect future financial performance, including cancellations and push-outs, customers’ on-site acceptance of our products, unanticipated costs, as well as a number of other risk factors described in our SEC filings referenced above. Our business in general is subject to risks that can cause actual results to differ materially from those anticipated in our forward-looking statements, including, without limitation, demand being adversely affected by the cyclicality in the semiconductor industry, delays in acceptance and payment for shipped tools, the company’s ability to timely deliver and support its products, technological changes that affect our ability to compete, the risks associated with competing on a global basis and possible volatility in key markets. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.

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